Filed Pursuant to Rule 424(b)(5)

Registration No. 333-288513

PROSPECTUS SUPPLEMENT

(To Prospectus dated July 10, 2025)

Up to $7,800,000 of Common Stock

We have entered into an At the Market Offering Agreement (the “ATM Agreement”), dated September 8, 2025, with Roth Capital Partners, LLC (the “Sales Agent”), relating to the shares of our common stock, par value $0.01 per share (“Common Stock”), offered by this prospectus supplement. In accordance with the terms of the ATM Agreement, we may offer and sell shares of our Common Stock having an aggregate offering price of up to $7,800,000 from time to time through or to the Sales Agent, as agent or principal.

Sales of Common Stock, if any, under this prospectus supplement and the accompanying prospectus may be made in transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”). The Sales Agent is not required to sell any specific number or dollar amount of shares, but will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

We will pay the Sales Agent a fixed commission, in an amount up to 3% of the gross sales price per share of Common Stock issued by us and sold through them as our Sales Agent under the ATM Agreement. In connection with the sale of Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation to the Sales Agent will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Investing in our common stock involves risks. See “Risk Factors” on page S-4 of this prospectus supplement and on page 6 of the accompanying prospectus concerning factors you should consider before investing in our common stock.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Our Common Stock is listed on the Nasdaq under the symbol “SHIM.” On September 5, 2025, the last reported sale price of our Common Stock on Nasdaq was $2.95 per share. As of September 5, 2025, the aggregate market value of our outstanding Common Stock held by non-affiliates was approximately $20,783,691, which was calculated based on 7,045,319 shares of outstanding common stock held by non-affiliates multiplied by a price per share of $2.95, the closing price of our Common Stock on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Common Stock held by non-affiliates in any 12-month period immediately prior to the date of any such offering, so long as the aggregate market value of our outstanding Common Stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement. Any representation to the contrary is a criminal offense.

Roth Capital Partners

The date of this prospectus supplement is September 8, 2025.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not, and the Sales Agent has not, authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus.

This prospectus supplement and any later prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

You should assume that the information contained in this prospectus supplement and in any other prospectus supplement is accurate only as of their respective dates and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement or any other prospective supplement for any sale of securities.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus relate to the sale of shares of our Common Stock registered for sale under our Registration Statement on Form S-3 (File no. 333-288513) (the “Registration Statement”), which the Securities Exchange Commission (the “Commission” or the “SEC”) declared effective on July 10, 2025. This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this Common Stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date – for example, a document incorporated by reference in the accompanying prospectus – the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement.

You should rely only on the information contained in this prospectus supplement and the accompanying prospectus, including any information that we incorporate by reference, or any free writing prospectus that we authorize for use in this offering. Neither we nor the Sales Agent have authorized anyone to provide you with different information, and we and the Sales Agent do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or contained in any free writing prospectus that we have authorized for use in this offering is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where the offer is not permitted.

Unless otherwise indicated, all references in this prospectus supplement and the accompanying prospectus to “Shimmick,” “the Company” “we,” “us” or “our” refer to Shimmick Corporation, a Delaware corporation, and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus supplement and the accompanying prospectus are stated in United States dollars, or “$.”

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. Because it is a summary, it does not contain all the information you should consider before investing in our Common Stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, including the “Risk Factors” section and the documents incorporated by reference, before making an investment decision.

Business Overview

Shimmick is an industry leader in delivering turnkey infrastructure solutions that strengthen critical markets across water, energy, climate resiliency, and sustainable transportation. With a track record that spans over a century, Shimmick, headquartered in California, unites deep engineering heritage with entrepreneurial spirit to tackle today's most complex infrastructure challenges. We integrate technical excellence with collaborative project delivery methods to provide innovative, technology-driven infrastructure solutions that accelerate economic growth and empower communities nationwide.

We have a long history of successfully completing complex water projects, ranging from the world’s largest wastewater recycling and purification system in California to the iconic Hoover Dam. According to Engineering News Record, in 2024, we are nationally ranked as a top ten builder of water supply (#8), dams and reservoirs (#6), and water treatment and desalination plants (#7). Our business includes construction operations from Morrison Knudsen and Washington Group International which were consolidated in 2017 by AECOM. In 2021, we were sold by AECOM and became an independent company under new private ownership. In November 2023, we completed our initial public offering (the “IPO”) and currently our stock is listed for trading on the Nasdaq Capital Market under the symbol “SHIM”.

Additional Information

Our principal executive offices are located at 530 Technology Drive, Suite 300, Irvine, CA 92618. Our telephone number is (833) 723-2021, and our website is www.shimmick.com. The information contained on or accessible through our website is not incorporated by reference into, and should not be considered part of, this prospectus supplement, the accompanying prospectus or the information incorporated herein by reference.

Implications of Being an Emerging Growth Company and a Smaller Reporting Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “Jobs Act”). As an emerging growth company, we may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include:

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being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;
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an extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act;
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reduced disclosure about our executive compensation arrangements in our periodic reports, proxy statements and registration statements;
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exemptions from the requirements to hold a non-binding advisory vote on executive compensation or seek shareholder approval of golden parachute arrangements not previously approved; and
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an exemption from the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) in the assessment of our internal control over financial reporting.

We expect to take advantage of some or all of the reduced and other requirements that will be available to us as long as we qualify as an emerging growth company. We will, in general, remain an emerging growth company for up to five full fiscal years from the effectiveness of our initial registration statement in November 2023. We will cease to be an emerging growth company and become ineligible to rely on the above exemptions if we:

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have $1.235 billion or more in annual revenue in a fiscal year;

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issue more than $1.0 billion of non-convertible debt during any three-year period; or
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become a “large accelerated filer” as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act’).

We are also a “smaller reporting company” as defined in Rule 12b-2 promulgated under the Exchange Act. We may remain a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation.

We have taken advantage of these reduced reporting requirements in this prospectus supplement, the accompanying prospectus and the information incorporated herein by reference. Accordingly, the information contained herein may be different from the information you receive from other public companies that are not smaller reporting companies.

THE OFFERING

Common stock offered by us	Shares of our Common Stock with aggregate offering price of up to $7.8 million.

Common stock to be outstanding after this offering

An estimate of 37,959,570 shares, after giving effect to the assumed sale of 2,644,068 shares of our Common Stock, which is determined by dividing the total sale of $7.8 million of Common Stock by the price of $2.95 per share, which was the closing price of our Common Stock on The Nasdaq Capital Market on September 5, 2025. The actual number of shares issued will vary depending on the price at which shares may be sold from time to time during this offering.

Plan of distribution	“At the market offering” that may be made from time to time through or to the Sales Agent, as agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of proceeds

We intend to use the net proceeds from this offering for general corporate purposes, which may include the repayment of debt, funding capital expenditures, financing working capital needs, funding our operations, or financing potential acquisitions. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk factors

Investing in our Stock involves a high degree of risk. You should carefully consider the information set forth in the section of this prospectus supplement entitled “Risk Factors” beginning on page S-4 as well as other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated herein or therein by reference before deciding to invest in our Common Stock.

Nasdaq Capital Market symbol	“SHIM”

The number of shares of our Common Stock to be outstanding after this offering is based on 35,315,502 shares of Common Stock outstanding as of September 5, 2025 and unless specifically stated otherwise, excludes as of such date:

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1,865,608 shares of our Common Stock issuable upon exercise of outstanding stock options at a weighted-average price of $1.26 per share;
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2,594,768 shares of our Common Stock issuable upon the vesting and settlement of outstanding restricted stock units; and
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2,430,608 additional shares of our Common Stock that are reserved for issuance under our 2023 Equity Incentive Plan and 2021 Stock Plan.

Shares available for future issuance under our 2023 Equity Incentive Plan and 2021 Stock Plan do not include shares that may become available for issuance pursuant to provisions in these plans that provide for the re-issuance of shares that are cancelled or forfeited in accordance with such plans.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus supplement and the accompanying prospectus involves risks. Before deciding whether to invest in our securities, you should carefully consider the risks described below along with the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus supplement, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the accompanying prospectus and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

Risks Relating to This Offering

We have broad discretion in the use of the proceeds of this offering and may apply the proceeds in ways with which you do not agree.

Our net proceeds from this offering will be used primarily for general corporate purposes, which may include the repayment of debt, funding capital expenditures, financing working capital needs, funding our operations, or financing potential acquisitions. We may also use a portion of the proceeds for the potential acquisition of businesses although we have no current binding understandings, commitments or agreements to do so. Our management will have broad discretion over the use and investment of these net proceeds and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our Common Stock. Accordingly, you will have to rely upon the judgment of our management with respect to our use of these net proceeds, with only limited information concerning management’s specific intentions. You will not have the opportunity, as part of your investment decision, to assess whether we used the net proceeds from this offering appropriately. If we do not invest or apply the net proceeds, if any, from this offering or our existing cash in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline.

Future sales and issuances of our Common Stock, including by us and significant stockholders, could negatively affect our stock price.

Sales of a substantial number of shares of our Common Stock by our existing stockholders in the public market, or the perception that these sales might occur, could depress the market price of our Common Stock and could impair our ability to raise additional capital through the issuance of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Common Stock.

Sales of substantial amounts of shares of our Common Stock or other securities by these investors or our other stockholders or by us under the ATM Agreement, or the perception in the market that the holders of a large number of shares of our Common Stock intend to sell their shares, could reduce the trading price of our Common Stock, make it more difficult for you to sell your shares at a price that you desire and impair our ability to raise capital through the sale of equity or equity-related securities. In addition, to the extent we raise additional capital by issuing additional shares of our Common Stock, or securities convertible into or exchangeable or exercisable for Common Stock, our existing stockholders may experience substantial dilution, while future investors could gain rights superior to existing stockholders, such as liquidation and other preferences.

If you purchase Common Stock in this offering, you may experience immediate and substantial dilution.

The offering price per share in this offering may exceed the net tangible book value per share of our Common Stock outstanding prior to this offering. Assuming that an aggregate of 2,644,068 shares of our Common Stock are sold during the term of the ATM Agreement with the Sales Agent at a price of $2.95 per share, the last reported sale price of our Common Stock on Nasdaq on September 5, 2025, for aggregate proceeds of approximately $7.2 million, after deducting commissions and estimated aggregate offering expenses payable by us, you will experience immediate dilution of $4.21 per share, representing the difference between our as adjusted net tangible book value per share as of July 4, 2025 after giving effect to this offering and the assumed offering price. The exercise of outstanding stock options may result in further dilution of your investment. See the section entitled “Dilution” below for a more detailed illustration of the dilution you would incur if you participate in this offering.

You may experience dilution as a result of this offering or future issuances of equity securities, which may adversely affect the per share trading price of our Common Stock.

This offering may have a dilutive effect on our earnings per share and funds from operations per share after giving effect to the issuance of our Common Stock and the receipt of the expected net proceeds. The actual amount of dilution from this offering or from any future sales of shares of our Common Stock will be based on numerous factors, particularly the use of proceeds and any return generated thereby, and cannot be determined at this time. The per share trading price of our Common Stock could decline as a result of sales of a large number of shares of our Common Stock in the market in connection with this offering, or otherwise, or as a result of the perception or expectation that such sales could occur. In addition, we are not prohibited from offering in the future other shares of our Common Stock, preferred stock, convertible or other equity linked securities which could have a similar dilutive effect.

The Common Stock offered hereby will be sold in “at the market” offerings, and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.

The actual number of shares we will issue under the ATM Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the ATM Agreement and compliance with applicable law, we have the discretion to deliver a sales notice to the Sales Agent at any time throughout the term of the ATM Agreement. The number of shares that are sold by the Sales Agent after delivering a sales notice will fluctuate based on the market price of the Common Stock during the sales period and limits we set with the Sales Agent. Because the price per share of each share sold will fluctuate based on the market price of our Common Stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.

Risks Relating to the Securities Markets and Ownership of Our Common Stock

The price of our Common Stock is and may continue to be volatile and you may not be able to resell our Common Stock at or above the price you paid.

The market price for shares of our Common Stock is volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control, such as quarterly fluctuations in financial results, the timing and our ability to advance the commercialization of our products and technologies or changes in securities analysts’ recommendations could cause the price of our Common Stock to fluctuate substantially. In addition, stock markets generally have recently experienced volatility. The price of our Common Stock is likely to experience significant volatility in the future. The price of our Common Stock may decline and the value of any investment in our Common Stock may be reduced regardless of our performance. [Further, the daily trading volume of our Common Stock has historically been relatively low. As a result of the historically low volume, our stockholders may be unable to sell significant quantities of common stock in the public trading markets without a significant reduction in the price of shares of our Common Stock.] Each of these factors, among others, could harm your investment in our Common Stock and could result in your being unable to resell the shares of our Common Stock that you purchase at a price equal to or above the price you paid.

We do not anticipate paying any cash dividends on our capital stock in the foreseeable future.

We have never declared or paid cash dividends on our capital stock. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. In addition, the terms of any future debt agreements may preclude us from paying dividends. As a result, capital appreciation, if any, of our Common Stock will be your sole source of gain for the foreseeable future.

Because we are relying on the exemptions from corporate governance requirements as a result of being a “controlled company” within the meaning of the Nasdaq listing standards, you do not have the same protections afforded to stockholders of companies that are subject to such requirements.

Our Executive Chairman and entities affiliated with him control a majority of our Common Stock. As a result, we are a controlled company within the meaning of the Nasdaq listing standards. Under these rules, a company of which more than 50% of the voting power is held by an individual, a group or another company is a controlled company and may elect not to comply with certain Nasdaq corporate governance requirements, including (1) the requirement that a majority of the Board of Directors consist of independent directors, (2) the requirement that we have a Nominating and Corporate Governance Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities, and (3) the requirement that we have a Compensation Committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities. Accordingly, you do not have the same protections afforded to stockholders of companies that are subject to all Nasdaq corporate governance requirements. We currently rely on the controlled company exemptions permitted by Nasdaq with respect to the composition of our Board of Directors and our Compensation Committee, and although we currently have a Nominating and Corporate Governance Committee composed of a majority of independent directors, we may rely on controlled company exemptions permitted by Nasdaq with respect to that committee’s composition in the future. In the event that we cease to be a controlled company, we will be required to comply with these provisions within the transition periods specified by Nasdaq listing standards.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions, or the negative of such expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include:

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our ability to accurately estimate risks, requirements or costs when we bid on or negotiate a contract,
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the impact of our fixed-price contracts,
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qualifying as an eligible bidder for contracts
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the availability of qualified personnel, joint venture partners and subcontractors,
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inability to attract and retain qualified managers and skilled employees and the impact of loss of key management,
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higher costs to lease, acquire and maintain equipment necessary for our operations or a decline in the market value of owned equipment,
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subcontractors failing to satisfy their obligations to us or other parties or any inability to maintain subcontractor relationships,
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marketplace competition,
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our inability to obtain bonding,
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our limited operating history as an independent company following our separation from our prior owner,
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our relationship and transactions with our prior owner,
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our prior owner defaulting on its contractual obligations to us or under agreements in which we are beneficiary,
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our limited number of customers,
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dependence on subcontractors and suppliers of materials,
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any inability to secure sufficient aggregates,
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an inability to complete a merger or acquisition or to integrate an acquired company’s business,
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our ability to expand our capacity related to specialized, high-performance and power distribution solutions,
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adjustments in our contact backlog,
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accounting for our revenue and costs involves significant estimates, as does our use of the input method of revenue recognition based on costs incurred relative to total expected costs,
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material impairments,
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any failure to comply with covenants under any current indebtedness, and future indebtedness we may incur,

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the adequacy of sources of liquidity,
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the outcome of any legal or regulatory proceedings to which we are, or may become, a party to,
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cybersecurity attacks against, disruptions, failures or security breaches of, our information technology systems,
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seasonality of our business,
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pandemics and public health emergencies,
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commodity products price fluctuations, inflation (and actions taken by monetary authorities in response to inflation) and/or elevated interest rates,
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liabilities under environmental laws, compliance with immigration laws, and other regulatory matters, including changes in regulations and laws,
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climate change,
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deterioration of the U.S. economy,
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changes in state and federal laws, regulations or policies under the current Presidential administration, including changes in trade policies and regulations, including increases or changes in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential impact of retaliatory tariffs and other actions, and potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, as well as other legislation and executive orders related to governmental spending,
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geopolitical risks, including those related to the war between Russia and Ukraine, the conflict in the Gaza strip, and the conflict in the Red Sea region, and
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other factors detailed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.

New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

USE OF PROCEEDS

We may issue and sell shares of our Common Stock having aggregate sales proceeds of up to $7.8 million from time to time. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under this prospectus supplement or fully utilize the ATM Agreement with the Sales Agent as a source of financing.

We intend to use the net proceeds from this offering for general corporate purposes. General corporate purposes may include the repayment of debt, funding capital expenditures, financing working capital needs, funding our operations, or financing potential acquisitions.

As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, we will retain broad discretion over the use of these proceeds. Pending these uses, the net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our Common Stock and currently do not anticipate paying any cash dividends for the foreseeable future. We currently intend to retain all of our future earnings, if any, to finance the growth and development of our business, and we do not anticipate paying any cash dividends on our capital stock in the foreseeable future. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on our future earnings, capital requirements, financial condition, future prospects, applicable law and other factors that our board of directors deems relevant.

DILUTION

If you purchase our Common Stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value (deficit) per share of our Common Stock after this offering. We calculate net tangible book value (deficit) per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our Common Stock issued and outstanding as of July 4, 2025.

Our historical net tangible book value (deficit) at July 4, 2025 was approximately $(54.8) million, or $(1.56) per share. After giving effect to the sale of our Common Stock during the term of the ATM Agreement with the Sales Agent in the aggregate amount of $7.8 million at an assumed offering price of $2.95 per share, the last reported sale price of our Common Stock on Nasdaq on September 5, 2025, and after deducting commissions and estimated aggregate offering expenses payable by us, our as adjusted net tangible book value (deficit) as of July 4, 2025 would have been approximately ($44.3) million or $(1.26) per share of Common Stock. This represents an immediate increase in the net tangible book value (deficit) of $0.30 per share to our existing stockholders and an immediate dilution in net tangible book value (deficit) of $4.21 per share to new investors in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share	$ 2.95
Historical net tangible book value (deficit) per share as of July 4, 2025	$(1.56)
Increase in net tangible book value (deficit) per share attributable to this offering	$ 0.30
As adjusted net tangible book value (deficit) per share as of July 4, 2025, after giving effect to this offering	$(1.26)
Dilution per share to new investors purchasing shares in this offering	$ 4.21

The foregoing table and calculations are based on 35,248,424 shares of Common Stock outstanding as of July 4, 2025 and do not include, as of that date:

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2,091,283 shares of our Common Stock issuable upon exercise of outstanding stock options at a weighted-average price of $1.26 per share;
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2,604,929 shares of our Common Stock issuable upon the vesting and settlement of outstanding restricted stock units; and
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2,430,608 additional shares of our Common Stock that are reserved for issuance under our 2023 Equity Incentive Plan and 2021 Stock Plan.

To the extent that outstanding options as of July 4, 2025 have been or are exercised, or other shares are issued, investors purchasing shares in this offering could experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the future sale of equity or convertible debt securities, the issuance of such securities could result in further dilution to our stockholders.

PLAN OF DISTRIBUTION

We have entered into the ATM Agreement, dated September 8, 2025 with Roth Capital Partners, LLC, under which we may issue and sell shares of our Common Stock having an aggregate offering price of up to $7,800,000 from time to time through or to the Sales Agent, as agent or principal.

The ATM Agreement provides that sales of our Common Stock, if any, under this prospectus supplement may be made in sales deemed to be “at the market offerings” as defined in Rule 415(a)(4) promulgated under the Securities Act.

The Sales Agent will offer shares of our Common Stock at prevailing market prices subject to the terms and conditions of the ATM Agreement as agreed upon by us and the Sales Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the ATM Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable laws and regulations to sell on our behalf all of the shares requested to be sold by us. We or the Sales Agent may suspend the offering of the shares of Common Stock being made through the Sales Agent under the ATM Agreement at any time upon proper notice to the other party.

Settlement for sales of Common Stock will occur on the first trading day, or any such other settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of shares of our Common Stock as contemplated in this prospectus supplement and the accompanying base prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent a commission in an amount up to 3% of the gross sales price of the shares of our Common Stock that the Sales Agent sells pursuant to the ATM Agreement. Because there is no minimum offering amount required as a condition to this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the ATM Agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the ATM Agreement in an amount not to exceed $50,000 in the aggregate (excluding any periodic due diligence fees provided for in the ATM Agreement). We will report at least quarterly the number of shares of our Common Stock sold through the Sales Agent under the ATM Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of shares of our Common Stock.

In connection with the sales of shares of our Common Stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the ATM Agreement to provide indemnification and contribution to the Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

The offering of shares of our Common Stock pursuant to this prospectus supplement will terminate upon the earlier of the sale of all of the shares of our Common Stock provided for in this prospectus supplement or termination of the ATM Agreement as permitted therein.

To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our Common Stock while the offering is ongoing under this prospectus supplement.

The Sales Agent and certain of its affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. The Sales Agent and its affiliates may in the future receive customary fees and expenses for these transactions. In addition, in the ordinary course of its various business activities, the Sales Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (which may include bank loans) for its own account and for the accounts of its customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The Sales Agent or its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

This prospectus supplement and the accompanying base prospectus may be made available in electronic format on a website maintained by the Sales Agent, and the Sales Agent may distribute this prospectus supplement and the accompanying base prospectus electronically.

The foregoing does not purport to be a complete statement of the terms and conditions of the ATM Agreement. A copy of the ATM Agreement is included as an exhibit to our Current Report on Form 8-K, filed with the SEC on September 8, 2025, which is incorporated by reference herein.

LEGAL MATTERS

The validity of the issuance of the Common Stock offered hereby will be passed upon for us by King & Spalding LLP, Atlanta, Georgia. Certain legal matters in connection with this offering will be passed upon for the Sales Agent by Pryor Cashman LLP, New York, New York.

EXPERTS

The financial statements of Shimmick Corporation incorporated by reference in this prospectus supplement and elsewhere in the registration statement, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement constitutes a part of a registration statement on Form S-3 (the “Registration Statement,” which term shall encompass all amendments, exhibits, annexes and schedules thereto and all documents incorporated by reference therein) pursuant to the Securities Act, and the rules and regulations promulgated thereunder. As permitted by the SEC’s rules, the base prospectus and this prospectus supplement, which form a part of the Registration Statement, do not contain all the information that is included in the Registration Statement. For further information with respect to us and the securities offered hereby, reference is made to the Registration Statement.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make available free of charge on our Investor Relations website, https://investors.shimmick.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, we routinely post important information, including news releases, announcements, materials provided or displayed at analyst or investor conferences, and other statements about our business and results of operations, that may be deemed material to investors on our Investor Relations website. We use our website as a means of disclosing material, nonpublic information and for complying with our disclosure obligations under Regulation FD. Investors should monitor our Investor Relations website in addition to following our press releases, public conference calls and webcasts. Information contained on our websites or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which you can access at https://www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus supplement by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus supplement. Information that we file later with the SEC and that is incorporated by reference in this prospectus supplement will automatically update and may supersede information contained or incorporated by reference in this prospectus supplement.

We incorporate by reference in this prospectus supplement the documents and portions of documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement:

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Annual Report on Form 10-K the fiscal year ended January 3, 2025 (including portions of our Proxy Statement on Schedule 14A, filed on April 25, 2025, incorporated by reference therein);
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Our Quarterly Reports on Form 10-Q for the quarters ended April 4, 2025 and July 4, 2025;
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Our Current Reports on Form 8-K April 4, 2025, April 8, 2025 and June 5, 2025; and
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the description of our common stock, $0.01 par value per share, set forth in the registration statement on Form 8-A filed on November 13, 2023 with the SEC pursuant to Section 12 of the Exchange Act, as updated by the description of our common stock $0.01 par value per share, set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2023, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) through our investor relations website at https://investors.shimmick.com or by oral request or by written request at the following address and telephone number: Shimmick Corporation, Attention: Investor Relations, 530 Technology Drive, Suite 300, Irvine, CA 92618, telephone number (949) 704-2350.

PROSPECTUS Dated July 10, 2025

Shimmick Corporation

$20,000,000

COMMON STOCK

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We may offer and sell from time to time, in one or more offerings, up to an aggregate of $20,000,000 of shares of our common stock, at prices and on terms determined at the time of any such offering. Each time we offer and sell securities, we will provide a supplement to this prospectus that contains specific information about the offering and the amounts, prices and terms of the securities. The supplement may also add, update or change information contained in this prospectus with respect to that offering. You should carefully read this prospectus and the applicable prospectus supplement before you invest in any of our securities.

We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

Investing in our common stock involves risks. See “Risk Factors” on page 6 of this prospectus and any similar section contained in the applicable prospectus supplement concerning factors you should consider before investing in our common stock.

We are an “emerging growth company” and a “smaller reporting company” as such terms are defined under the federal securities laws and, as such, are subject to certain reduced public company reporting requirements.

Our common stock is listed on the Nasdaq under the symbol “SHIM.” On July 2, 2025, the last reported sale price of our common stock on Nasdaq was $1.93 per share. As of July 2, 2025, the aggregate market value of our outstanding common stock held by non-affiliates was approximately $13,038,721, which was calculated based on 6,755,814 shares of outstanding common stock held by non-affiliates multiplied by a price per share of $1.93, the closing price of our common stock on that date. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell the shelf securities in a public primary offering with a value exceeding more than one-third of the aggregate market value of our common stock held by non-affiliates in any 12-month period immediately prior to the date of any such offering, so long as the aggregate market value of our outstanding common stock held by non-affiliates remains below $75 million. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 3, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we have filed with the Securities and Exchange Commission, or SEC, under the Securities Act of 1933, as amended, or the Securities Act. By using a shelf registration statement, we may, at any time and from time to time, in one or more offerings, sell up to $20,000,000 of the securities described in this prospectus.

This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that contains specific information about the terms of those securities and the offering, and this prospectus may not be used to offer or sell securities unless accompanied by the applicable prospectus supplement. The prospectus supplement may add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and any prospectus supplement together with the additional information described below in the section entitled “Where You Can Find More Information.”

We may also prepare free writing prospectuses to describe the terms of particular securities, which terms may vary from those described in this prospectus or any prospectus supplement. You therefore should carefully review any free writing prospectus in connection with your review of this prospectus and the applicable prospectus supplement.

You should rely only on the information contained in this prospectus or any prospectus supplement, including any information that we incorporate by reference, or any free writing prospectus that we distribute. We have not authorized anyone to provide you with different information, and we do not take any responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained or incorporated by reference in this prospectus or a prospectus supplement or contained in any free writing prospectus is accurate as of any date other than the date of the document. We are not making an offer of securities in any jurisdiction where the offer is not permitted.

Unless otherwise indicated, all references in this prospectus to “Shimmick,” “the Company” “we,” “us” or “our” refer to Shimmick Corporation, a Delaware corporation, and its consolidated subsidiaries.

Unless otherwise stated, currency amounts in this prospectus and any prospectus supplement are stated in United States dollars, or “$.”

DESCRIPTION OF SHIMMICK

Shimmick is an industry leader in delivering turnkey infrastructure solutions that strengthen critical markets across water, energy, climate resiliency, and sustainable transportation. With a track record that spans over a century, Shimmick, headquartered in California, unites deep engineering heritage with entrepreneurial spirit to tackle today's most complex infrastructure challenges. We integrate technical excellence with collaborative project delivery methods to provide innovative, technology-driven infrastructure solutions that accelerate economic growth and empower communities nationwide.

We have a long history of successfully completing complex water projects, ranging from the world’s largest wastewater recycling and purification system in California to the iconic Hoover Dam. According to Engineering News Record, in 2024, we are nationally ranked as a top ten builder of water supply (#8), dams and reservoirs (#6), and water treatment and desalination plants (#7). Our business includes construction operations from Morrison Knudsen and Washington Group International which were consolidated in 2017 by AECOM. In 2021, we were sold by AECOM and became an independent company under new private ownership. In November 2023, we completed our initial public offering (the “IPO”) and currently our stock is listed for trading on the Nasdaq Capital Market under the symbol “SHIM”.

Our principal executive offices are located at 530 Technology Drive, Suite 300, Irvine, CA 92618, and our telephone number is (833) 723-2021.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We make available free of charge on our Investor Relations website, https://investors.shimmick.com, all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports, as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. In addition, we routinely post important information, including news releases, announcements, materials provided or displayed at analyst or investor conferences, and other statements about our business and results of operations, that may be deemed material to investors on our Investor Relations website. We use our website as a means of disclosing material, nonpublic information and for complying with our disclosure obligations under Regulation FD. Investors should monitor our Investor Relations website in addition to following our press releases, public conference calls and webcasts. Information contained on our websites or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, which you can access at https://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this prospectus by referring you to other documents filed separately with the SEC. These other documents contain important information about us, our financial condition and our results of operations. The information incorporated by reference is considered part of this prospectus. Information that we file later with the SEC and that is incorporated by reference in this prospectus or any prospectus supplement will automatically update and may supersede information contained or incorporated by reference in this prospectus or any prospectus supplement.

We incorporate by reference in this prospectus the documents and portions of documents listed below and all documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of the initial registration statement and prior to the effectiveness of the registration statement, and on or after the date of this prospectus and before the termination of the applicable offering described in the applicable prospectus and this prospectus (other than, in each case, information deemed to have been furnished and not filed in accordance with SEC rules):

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Annual Report on Form 10-K for the fiscal year ended January 3, 2025 (including portions of our Proxy Statement on Schedule 14A, filed on April 25, 2025, incorporated by reference therein);
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Quarterly Report on Form 10-Q for the quarter ended April 4, 2025;
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Current Reports on Form 8-K filed April 4, 2025, April 8, 2025 and June 5, 2025; and
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the description of our common stock, $0.01 par value per share, set forth in the registration statement on Form 8-A filed on November 13, 2023 with the SEC pursuant to Section 12 of the Exchange Act, as updated by the description of our common stock $0.01 par value per share, set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 29, 2023, together with any subsequent amendment or report filed with the SEC for the purpose of updating this description.

You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. We will provide without charge to each person to whom this prospectus is delivered, including any beneficial owner, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) through our investor relations website at https://investors.shimmick.com or by oral request or by written request at the following address and telephone number: Shimmick Corporation, Attention: Investor Relations, 530 Technology Drive, Suite 300, Irvine, CA 92618, telephone number (949) 704-2350.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

In this prospectus and the documents incorporated by reference herein, we make forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward- looking statements. Some factors that could cause actual results to differ include:

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our ability to accurately estimate risks, requirements or costs when we bid on or negotiate a contract,
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the impact of our fixed-price contracts,
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qualifying as an eligible bidder for contracts
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the availability of qualified personnel, joint venture partners and subcontractors,
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inability to attract and retain qualified managers and skilled employees and the impact of loss of key management,
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higher costs to lease, acquire and maintain equipment necessary for our operations or a decline in the market value of owned equipment,
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subcontractors failing to satisfy their obligations to us or other parties or any inability to maintain subcontractor relationships,
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marketplace competition,
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our inability to obtain bonding,
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our limited operating history as an independent company following our separation from our prior owner,
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our relationship and transactions with our prior owner,
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our prior owner defaulting on its contractual obligations to us or under agreements in which we are beneficiary,
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our limited number of customers,
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dependence on subcontractors and suppliers of materials,
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any inability to secure sufficient aggregates,
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an inability to complete a merger or acquisition or to integrate an acquired company’s business,
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adjustments in our contact backlog,
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accounting for our revenue and costs involves significant estimates, as does our use of the input method of revenue recognition based on costs incurred relative to total expected costs,
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material impairments,
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any failure to comply with covenants under any current indebtedness, and future indebtedness we may incur,

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the adequacy of sources of liquidity,
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cybersecurity attacks against, disruptions, failures or security breaches of, our information technology systems,
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seasonality of our business,
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pandemics and public health emergencies,
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commodity products price fluctuations, inflation (and actions taken by monetary authorities in response to inflation) and/or elevated interest rates,
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liabilities under environmental laws, compliance with immigration laws, and other regulatory matters, including changes in regulations and laws,
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climate change,
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deterioration of the U.S. economy,
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changes in state and federal laws, regulations or policies under the current Presidential administration, including changes in trade policies and regulations, including increases or changes in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential impact of retaliatory tariffs and other actions, and potential changes to the amounts provided for under the Infrastructure Investment and Jobs Act, as well as other legislation and executive orders related to governmental spending,
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geopolitical risks, including those related to the war between Russia and Ukraine, the conflict in the Gaza strip, and the conflict in the Red Sea region, and
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other factors detailed under the section titled “Risk Factors” in our most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus before acquiring any of such securities.

Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances, including, but not limited to, unanticipated events, after the date on which such statement is made, unless otherwise required by law. New factors emerge from time to time and it is not possible for management to predict all of such factors, nor can it assess the impact of each such factor on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained or implied in any forward-looking statement.

RISK FACTORS

Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves risks. Before deciding whether to invest in our securities, you should carefully consider the risk factors incorporated by reference to our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, and all other information contained or incorporated by reference into this prospectus, as updated by our subsequent filings under the Exchange Act, and the risk factors and other information contained in the applicable prospectus supplement and any applicable free writing prospectus. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Forward-Looking Statements” included in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the applicable prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, funding capital expenditures, financing working capital needs, funding our operations, or financing potential acquisitions. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

DESCRIPTION OF CAPITAL STOCK

The following describes our common stock and preferred stock and certain terms of our amended and restated certificate of incorporation and amended and restated bylaws. This description is a summary only and is subject to the complete text of our amended and restated certificate of incorporation and bylaws, each of which has been publicly filed with the SEC, as well as the relevant provisions of the General Corporation Law of the State of Delaware, or the DGCL.

General

Our amended and restated certificate of incorporation authorizes capital stock consisting of 100,000,000 shares of common stock, par value $0.01 per share, and 25,000,000 shares of preferred stock, par value $0.01 per share.

As of July 2, 2025, 35,273,091 shares of our common stock are issued and outstanding, and no shares of preferred stock are outstanding.

Common Stock

Each share of common stock entitles the holder to one vote on all matters on which holders are permitted to vote, including the election of directors. There are no cumulative voting rights. Accordingly, holders of a majority of shares entitled to vote in an election of directors are able to elect all of the directors standing for election.

Subject to preferences that may be applicable to any outstanding preferred stock, the holders of the common stock will share equally on a per share basis any dividends when, as and if declared by the board of directors out of funds legally available for that purpose. If we are liquidated, dissolved or wound up, the holders of our common stock will be entitled to a ratable share of any distribution to stockholders, after satisfaction of all of our liabilities and of the prior rights of any outstanding class of our preferred stock. Our common stock does not carry any preemptive or other subscription rights to purchase shares of our stock and are not convertible, redeemable or assessable.

Preferred Stock

Our board of directors has the authority, without stockholder approval, to issue shares of preferred stock from time to time in one or more series and to fix the number of shares and terms of each such series. The board may determine the designation and other terms of each series, including, among others:

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dividend rates,
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whether dividends will be cumulative or non-cumulative,
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redemption rights,
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liquidation rights,
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sinking fund provisions,
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conversion or exchange rights, and
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voting rights.

The issuance of preferred stock, while providing us with flexibility in connection with possible acquisitions and other corporate purposes, could reduce the relative voting power of holders of our common stock. It could also affect the likelihood that holders of our common stock will receive dividend payments and payments upon liquidation.

Anti-takeover Provisions of Our Certificate of Incorporation and Bylaws

Our amended and restated certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our company, including the following:

Authorized Capital. The issuance of shares of capital stock, or the issuance of rights to purchase shares of capital stock, could be used to discourage an attempt to obtain control of our company. For example, if, in the exercise of its fiduciary obligations, our board of directors determined that a takeover proposal was not in the best interest of our stockholders, the board could authorize the issuance of preferred stock or common stock without stockholder approval. The shares could be issued in one or more transactions that might prevent or make the completion of the change of control transaction more difficult or costly by:

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diluting the voting or other rights of the proposed acquirer or insurgent stockholder group,
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creating a substantial voting bloc in institutional or other hands that might undertake to support the position of the incumbent board, or
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effecting an acquisition that might complicate or preclude the takeover.

In this regard, our amended and restated certificate of incorporation grants our board of directors broad power to establish the rights and preferences of the authorized and unissued preferred stock. Our board could establish one or more series of preferred stock that entitle holders to:

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vote separately as a class on any proposed merger or consolidation,
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cast a proportionately larger vote together with our common stock on any transaction or for all purposes,
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elect directors having terms of office or voting rights greater than those of other directors,
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convert preferred stock into a greater number of shares of our common stock or other securities,
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demand redemption at a specified price under prescribed circumstances related to a change of control of our company, or
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exercise other rights designed to impede a takeover.

Alternatively, a change of control transaction deemed by the board to be in the best interest of our stockholders could be facilitated by issuing a series of preferred stock having sufficient voting rights to provide a required percentage vote of the stockholders.

Action by Written Consent. Our amended and restated certificate of incorporation and our amended and restated bylaws provide that holders of our common stock are not able to act by written consent without a meeting.

Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at any meeting of stockholders. Our amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our meetings of stockholders.

Amendment of Certificate of Incorporation and Amended and Restated Bylaws. Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that have anti-takeover effects may be amended only by the affirmative vote of holders of at least two-thirds of the voting power of our outstanding shares of voting stock, voting together as a single class. This has the effect of making it more difficult to amend our certificate of incorporation or bylaws to remove or modify these provisions. The affirmative vote of holders of a majority of the voting power of our outstanding shares of stock is generally able to amend other provisions of our amended and restated certificate of incorporation and the holders of a majority of the voting power present and entitled to vote is generally able to amend other provisions of our amended and restated bylaws.

These provisions of our amended and restated certificate of incorporation and amended and restated bylaws could make it more difficult to acquire of control of us by means of a tender offer, merger, proxy contest or otherwise. Accordingly, these provisions could have the effect of discouraging coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection give us the potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us, and that the benefits of this increased protection outweigh the disadvantages of discouraging those proposals, because negotiation of those proposals could result in an improvement of their terms.

Exclusive Forum

Our amended and restated charter documents provide, subject to limited exceptions, that unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or if such court does not have subject matter jurisdiction another state or the federal court (as appropriate) located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for any (1) derivative action or proceeding brought on our behalf, (2) action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or stockholder of ours to us or our stockholders, (3) action asserting a claim against us or any current or former director or officer of ours arising pursuant to any provision of the DGCL or our amended and restated certificate of incorporation or our amended and restated bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) action asserting a claim governed by the internal affairs doctrine of the State of Delaware.

Our amended and restated certificate of incorporation further provides that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws of the United States, including any claims under the Securities Act and the Exchange Act. However, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce a duty or liability created by the Securities Act or the rules and regulations thereunder and accordingly, we cannot be certain that a court would enforce such provision. It is possible that a court could find our forum selection provisions to be inapplicable or unenforceable and, accordingly, we could be required to litigate claims in multiple jurisdictions, incur additional costs or otherwise not receive the benefits that we expect our forum selection provisions to provide.

Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock shall be deemed to have notice of and consented to the forum provisions in our amended and restated charter documents. Our exclusive forum provision shall not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

Limitation of Liability and Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors and certain officers to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our amended and restated certificate of incorporation includes a provision that eliminates the personal liability of directors and officers for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of us and our stockholders, through stockholders’ derivative suits on our behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. This provision does not limit or eliminate the liability of any officer in any action by or in the right of the Company, including any derivative claims. Further, the exculpation does not apply to any director or officer if the director or officer has breached the duty of loyalty to the corporation and its stockholders, acted in bad faith, knowingly or intentionally violated the law, or derived an improper benefit from his or her actions as a director or officer. In addition, exculpation does not apply to any director in connection with the authorization of illegal dividends, redemptions or stock repurchases.

Our amended and restated bylaws provide that we must generally indemnify, and advance expenses to, our directors and officers to the fullest extent authorized by the DGCL. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We also have entered into indemnification agreements with our directors, which agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We believe that these indemnification and advancement provisions, and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability, indemnification and advancement provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against directors or officers for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

Listing of Common Stock

Our common stock is listed on the Nasdaq Capital Market under the symbol “SHIM.”

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Equiniti Trust Company.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby from time to time in one or more of the following ways:

directly to investors, including through a specific bidding, auction or other process;

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to investors through agents;
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directly to agents;
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to or through brokers or dealers;
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to the public through underwriting syndicates led by one or more managing underwriters;
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to one or more underwriters acting alone for resale to investors or to the public;
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in “at-the-market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
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through forward or other derivative transactions relating to the securities being registered hereunder;
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through a combination of any such methods of sale; or
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any other method permitted pursuant to applicable law.

The prospectus supplement with respect to each offering of securities will set forth the specific plan of distribution and the terms of the offering, including:

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the name or names of any underwriters, dealers or agents;
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the purchase price of the offered securities and the proceeds to us from the sale;
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any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation; and
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any initial public offering price, any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which such offered securities may be listed.

Any initial public offering prices, discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale, the underwriters will acquire the offered securities for their own account and may resell them from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The offered securities may be offered either to the public through underwriting syndicates represented by one or more managing underwriters or by one or more underwriters without a syndicate. Unless otherwise set forth in a prospectus supplement, the obligations of the underwriters to purchase any series of securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of such series of securities if any are purchased.

In connection with underwritten offerings of the offered securities and in accordance with applicable law and industry practice, underwriters may over-allot or effect transactions that stabilize, maintain or otherwise affect the market price of the offered securities at levels above those that might otherwise prevail in the open market, including by entering stabilizing bids, effecting syndicate covering transactions or imposing penalty bids, each of which is described below.

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A stabilizing bid means the placing of any bid, or the effecting of any purchase, for the purpose of pegging, fixing or maintaining the price of a security.
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A syndicate covering transaction means the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering.

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A penalty bid means an arrangement that permits the managing underwriter to reclaim a selling concession from a syndicate member in connection with the offering when offered securities originally sold by the syndicate member are purchased in syndicate covering transactions.

These transactions may be effected on Nasdaq, in the over-the-counter market, or otherwise. Underwriters are not required to engage in any of these activities, or to continue such activities if commenced.

If a dealer is used in the sale, we will sell such offered securities to the dealer, as principal. The dealer may then resell the offered securities to the public at varying prices to be determined by that dealer at the time for resale. The names of the dealers and the terms of the transaction will be set forth in the prospectus supplement relating to that transaction.

Offered securities may be sold directly by us to one or more institutional purchasers, or through agents designated by us from time to time, at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement relating to that offering. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best-efforts basis for the period of its appointment.

Underwriters, dealers and agents may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for us and our affiliates in the ordinary course of business.

Any common stock sold pursuant to a prospectus supplement will be listed on Nasdaq, subject to official notice of issuance. Any underwriters to whom we sell securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that there will be a market for the offered securities.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than one scheduled business day after the trade date for your securities.

VALIDITY OF THE SECURITIES

The validity of the securities will be passed upon by King & Spalding LLP.

EXPERTS

The financial statements of Shimmick Corporation incorporated by reference in this prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

Up to $7,800,000 of Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

September 8, 2025